INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Form SB-2 Registration Statement of TravelNow.com Inc. of our report dated June 28, 2000, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Little Rock, Arkansas
August 4, 2000